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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934



Date of the Report:  April 19, 1995 Commission file number 1-5805
                    ---------------                       -------


                     CHEMICAL BANKING CORPORATION
         ----------------------------------------------------
        (Exact name of registrant as specified in its charter)



     Delaware                                          13-2624428
- ----------------------                     ----------------------
(State or other jurisdiction                     (I.R.S. Employer
 of incorporation)                            Identification No.)



270 Park Avenue, New York, NY                               10017
- ------------------------------                     --------------
(Address of principal executive Offices)               (Zip Code)



Registrant's telephone number, including area code (212) 270-6000
                                                    --------------

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Item 5. Other Events
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1.Chemical Banking Corporation (the "Corporation") announced on
  April 18, 1995, that 1995 first quarter net income was $385 million, an increase of 21 percent from net income of $319 million for the same period a year ago. On a per share basis, the Corporation's 1995 first quarter earnings increased 29 percent to $1.46 per common share, compared with $1.13 per common share in the first quarter of 1994.

  A copy of the Corporation's Press Release announcing the results of operations for the 1995 first quarter is incorporated herein.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------


The following exhibits are filed with this Report:


    Exhibit Number               Description
    --------------               -----------
       99                        Press Release - 1995 First
                                                 Quarter Earnings.



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                              SIGNATURE



  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                      CHEMICAL BANKING CORPORATION
                                             (Registrant)



Dated April 19, 1995
      --------------                by /s/Joseph L. Sclafani
                                       ---------------------------
                                          Joseph L. Sclafani
                                             Controller
                                    [Principal Accounting Officer]


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                            EXHIBIT INDEX




Exhibit Number      Description         Page at Which Located
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   99                Press Release                5